UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K/A

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

______________

Who’s Your Daddy, Inc.

(Exact name of registrant as specified in its charter)

______________

Nevada	0-33519	98-0360989
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5840 El Camino Real, Suite 108

Carlsbad, California 92008

(Address of Principal Executive Office) (Zip Code)

(760) 438-5470

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(b)

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(i)

On December 4, 2007, the Company filed a Report on Form 8K regarding accounting treatment of the convertible debt issued by the Company on May 29, 2005 and retired on May 7, 2007, in which the Company concluded that its accounting for the issuance and retirement of this debt needs to be changed, and that these changes will be material and will require a restatement of the 2005 financial statements to reflect the non-cash accounting impacts related to this convertible debt.

(ii)

An amendment to the December 4, 2007 Report on Form 8K was filed on February 14, 2008 that provided the non-cash impacts of these accounting changes for 2005 and 2006, which resulted in the loss for 2005 increasing from $4,251,311 to $11,865,233 and the loss for 2006 increasing from $5,648,069 to $10,398,461. The impacts of these accounting changes on the three and nine months ended September 30, 2007 and 2006 were previously disclosed in the Company’s amended Report on Form 10QSB for the nine months ended September 30, 2007, which was filed on December 18, 2007.

(iii)

This amendment to the December 4, 2007 Report of Form 8K is being made to attach a letter that the company has requested Baum & Co., the Company’s auditors, send to the Securities and Exchange Commission that states that they are in agreement with the restated results as reported in the Amended Report on Form 8K that was filed on February 14, 2008.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter from Baum & Co. PA to the Securities and Exchange Commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Who’s Your Daddy, Inc.

Date: February 29, 2008	By:	/s/ EDON MOYAL
Edon Moyal
Chief Executive Officer

3